6

                                    Agreement

         THIS AGREEMENT is made as of the 30th day of June, 1998, by and between Top Source Technologies, Inc., a Delaware corporation (the "Company), and Mr. Stuart Landow (the "Executive").

W I T N E S S E T H  THAT

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of August 18, 1993, as amended by the letter agreement dated November 30, 1993, and as further amended by the letter agreement effective as of June 1, 1997 (as so amended, the "Employment Agreement"); and

         WHEREAS, the initial term of employment under the Employment Agreement was scheduled to expire on June 1, 1999; and

         WHEREAS, the Company has previously acknowledged that the Executive is entitled to resign from employment with the Company for Good Reason (as defined in the Employment Agreement) and to receive certain benefits in connection with such resignation as provided in the Employment Agreement; and

         WHEREAS,   the  parties  have  mutually  agreed  that  the  Executive's employment with the Company should terminate effective as of the date of this Agreement; and

         WHEREAS, the Company and the Executive desire to set forth their agreement as to certain matters relating the such termination of employment;

         NOW, THEREFORE, it is hereby agreed as follows:

         1. TERMINATION OF EMPLOYMENT. The Executive's employment with the Company shall terminate effective as of the close of business on the date of this Agreement, and the Executive shall resign as a director and/or officer of the Company and each its subsidiaries with effect as of such date. The Executive shall not be required to provide any further services to the Company or any of its subsidiaries.

         2. CONSULTING PAYMENT. The Company shall pay the Executive the sum of $32,465.82 per month for the thirty consecutive months (the "Payout Period") commencing on July 15, 1998 and ending on December 15, 2000 (the "Monthly
Payment"). The Monthly Payment shall be payable on the fifteenth day of each calendar month (or, if any such date is not a business day, on the next business day following such date) during the Payout Period. The Company may deduct the amounts payable by the Executive to the Company in repayment of certain loans referred to in Section 4(b) of this Agreement from the corresponding Monthly Payments.

         3. STOCK OPTIONS. (a) Section 2 of the Stock Option Agreement (the "Option Agreement"), between the Company and the Executive, dated August 18, 1993, is hereby amended in its entirety to read as follows:

     Option Price. The exercise price of 400,000 of such options shall be $2.06 per share, and the exercise price of the remaining 200,000 options shall be $3.56 per share.

     (b) The Company agrees and acknowledges that all of the Options previously granted to the Executive pursuant to the Option Agreement are fully vested and are currently exercisable. The Company and the Executive agree further that, notwithstanding the last sentence of Section 4(a) of the Option Agreement or
Section 6(a) (iv) of the Employment Agreement, all of the Options shall remain exercisable through July 1, 2001.

         3. CONTINUED PARTICIPATION IN BENEFIT PLANS. The Company shall make available without cost to the Executive and his spouse and dependents, insurance substantially comparable to the medical, life and long-term disability insurance coverage provided pursuant to Section 5(b) of the Employment Agreement that are in effect on the date of this Agreement for the duration of the Payout Period or, in the event that the Company cannot obtain such benefits for the Executive, the cash equivalent thereof, in each case plus the amount in cash, payable on an annual basis, necessary to gross-up such benefit or payment, as the case may be, for personal income taxes payable by the Executive with respect to such benefits or payments or payments at the marginal rate of 41.05%. The foregoing insurance coverage shall be included as part of any required continuation of coverage under Part 6, Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, or any similar state or local law ("COBRA Coverage"); provided, however, that the COBRA Coverage shall terminate with respect to such spouse and/or dependents as of the date that the spouse and/or dependents receive equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer.

         4.    CERTAIN OTHER ARRANGEMENTS.

         (a) The Executive hereby agrees on a best efforts basis to attempt not to trade in any of the Company's securities for a period of 90 (ninety) days commencing as of the date hereof.

         (b) The outstanding loans in the aggregate principal amount of $105,000 (the
"Loans") previously made by the Company to the Executive pursuant to the Loan Agreement dated August 7, 1997, between the Company and the Executive, and the Loan Agreement dated August 7, 1997, between the Company and Executive are hereby restructured such that the principal amount of the Loans will hereafter be repaid by the Executive to the Company in thirty equal monthly installments of $3,500.00 payable on the fifteenth day of each calendar month during the Payout Period as set forth in Schedule A hereto, plus interest at the rate of 9% per annum compounded quarterly. The Company may deduct the scheduled repayments from the corresponding Monthly Payments payable by the Company to the Executive during the Payout Period.

         5.    WAIVER OF CERTAIN RIGHTS; CONTINUING OBLIGATIONS.

         (a) The Executive acknowledges and agrees that the payments and other benefits set forth in this Agreement are in lieu of any and all amounts to which the Executive may be entitled under the Employment Agreement as a result of his termination of his employment by the company for "Good Reason", and the Executive hereby waives any and all such rights and any and all claims which the Executive had, has or may have had against the Company, any of its subsidiaries, and any of their respective officers, directors, employees and agents, under the Employment Agreement or otherwise arising out of or relating to the Executive's employment by the Company. Except as provided in Section 5(b) of this Agreement, the Employment Agreement shall terminate and shall be of no further force and effect.

         (b) Notwithstanding anything to the contrary set forth in Section 5(a) of
Agreement, Sections 7(a) (Competition with the Company), 7(b) (Confidentiality and Conduct), 7(c) (No Interference), 7(d) (Post-Termination Activities, 7(e) (Equitable Relief), 8 (Indemnification) and 13 (Arbitration), of the Employment Agreement shall survive the termination of the Executive's employment and shall continue in full force and effect for the applicable periods specified in the Employment Agreement or (I) in the case of Section 8 of the Employment Agreement until the later of the date the statute of limitations has run on claims relating to periods prior to July 1, 1998, or the date on which such claims, if any, have been finally resolved, or (ii) in the case of Section 13, until all payments due under this Agreement have been made. The Company shall continue to maintain directors and officer's liability insurance covering the period prior to July 1, 1998 until the expiration of its indemnification obligations under this Agreement.

     6. SUCCESSORS; BENEFICIARIES. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assign-able by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.
           (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

           (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such successions had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

           (d) The Executive shall be entitled, to the extent permitted under any applicable law, to select and change the beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         7. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:

               Mr. Stuart Landow
               338 River Edge Road
                Jupiter, Florida 33477

               If to the Company:

               Top Source Technologies, Inc.
               7108 Fairway Drive, Suite 200
               Palm Beach Gardens, Florida 33418
               Attention:  General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 14. Notices and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

         (d) Notwithstanding any other provision of this Agreement, the Company and the
Executive agree that the payments hereunder are for services that Executive may render as a consultant to the Company and that the Company will not withhold from amounts payable under this Agreement any federal, state, local or foreign taxes from such payments unless and to the extent such withholding is required under applicable laws or regulations. Consistent with the foregoing, it is acknowledged and agreed that, except as specifically provided in Section 3 hereof, the Executive shall be responsible for the payment of all taxes payable by the Executive in connection with the payments and other benefits to be received by the Executive pursuant to this Agreement.

         (e) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

         (f) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.






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







         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


---------------------------
Stuart Landow


TOP SOURCE TECHNOLOGIES, INC.

By: _________________________
President and CEO
Will Willis, Jr.